UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

February 1, 2021

PLURALSIGHT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38498	82-3605465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

42 Future Way

Draper, UT 84020

(Address of principal executive offices)

(801) 784-9007

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001, par value per share	PS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On February 1, 2021, Pluralsight, Inc. (“Pluralsight”), announced certain preliminary financial results for the quarter and year ended December 31, 2020.

Fourth Quarter 2020 Preliminary Financial Highlights

•

Billings – Q4 2020 billings are expected to be between $150.1 - $151.1 million, compared to $128.4 million in Q4 2019, an increase of approximately 17 - 18%, respectively. Q4 2020 billings from business customers are expected to be between $133.0 - $134.0 million, compared to $113.2 million in Q4 2019, an increase of approximately 18%.

•	Revenue – Q4 2020 revenue is expected to be between $104.0 - $105.0 million, compared to $88.8 million in Q4 2019, an increase of approximately 17 - 18%, respectively.

•

Net loss – GAAP net loss for Q4 2020 is expected to be between $43.1 - $44.1 million, compared to net loss of $43.5 million in Q4 2019. GAAP net loss per share for Q4 2020 is expected to be $0.30, compared to $0.31 in Q4 2019.

•

Adjusted pro forma net loss – Adjusted pro forma net loss for Q4 2020 is expected to be between $1.8 - $2.8 million, compared to $12.4 million in Q4 2019. Adjusted pro forma net loss per share for Q4 2020 is expected to be between $0.01 - $0.02, compared to $0.09 in Q4 2019.

•

Cash flows – Cash provided by operations is expected to be between $1.4 - $2.4 million for Q4 2020, compared to cash used in operations of $7.9 million in Q4 2019. Free cash flow is expected to be between negative $4.1 - $5.1 million for Q4 2020, compared to negative free cash flow of $13.0 million in Q4 2019.

Full Year 2020 Preliminary Financial Highlights

•

Billings – 2020 billings are expected to be between $429.4 - $430.4 million, compared to $379.1 million in 2019, an increase of approximately 13 - 14%. 2020 billings from business customers are expected to be between $379.8 - $380.8 million, compared to $330.1 million in 2019, an increase of approximately 15%.

•	Revenue – 2020 revenue is expected to be between $390.9 million - $391.9 million, compared to $316.9 million in 2019, an increase of approximately 23 - 24%.

•

Net loss – GAAP net loss for 2020 is expected to be between $164.1 - $165.1 million, compared to $163.6 million in 2019. GAAP net loss per share for 2020 is expected to be $1.15, compared to $1.19 in 2019.

•

Adjusted pro forma net loss – Adjusted pro forma net loss for 2020 is expected to be between $17.7 - $18.7 million, compared to $40.8 million in 2019. Adjusted pro forma net loss per share for 2020 is expected to be between $0.12 - $0.13, compared to $0.30 in 2019.

•

Cash flows – Cash provided by operations is expected to be between $8.1 - $9.1 million for 2020, compared to cash used in operations of $11.7 million in 2019. Free cash flow is expected to be between negative $34.2 - $35.2 million for 2020, compared to negative free cash flow of $28.2 million in 2019.

The preliminary estimated financial and other data for the three months and year ended December 31, 2020 set forth above is subject to the completion of our financial closing procedures. This data has been prepared by, and is the responsibility of, our management. Our independent registered public accounting firm, Ernst & Young LLP, has not audited, reviewed or performed any procedures with respect to the accompanying preliminary estimated financial and other data, and accordingly does not express an opinion or any other form of assurance with respect thereto. We currently expect that our final results of operations and other data will be consistent with the estimates set forth above, but such estimates are preliminary and our actual results of operations and other data could differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time our audited consolidated financial statements are issued.

Pluralsight does not expect to hold an earnings call to discuss these preliminary results or the final results once audited consolidated financial statements are issued.

The information contained in Item 2.02 in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of federal securities laws that involve risks and uncertainties, including statements regarding our preliminary financial and operating performance for the fourth quarter and full year 2020. There are a significant number of factors that could cause actual results to differ materially from statements made in this report, including changes to our preliminary financial estimated financial and other data due to the completion of financial closing procedures.

All forward-looking statements in this report are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Key Business Metrics

Billings. Billings represents total revenue plus the change in deferred revenue in the period, as presented in our consolidated statements of cash flows, less the change in contract assets and unbilled accounts receivable in the period. Billings in any particular period represents amounts invoiced to customers and reflects subscription renewals and upsells to existing customers plus sales to new customers. We use billings to measure our ability to sell subscriptions to our platform to both new and existing customers. We use billings from business customers and our percentage of billings from business customers to measure and monitor our ability to sell subscriptions to our platform to business customers.

Non-GAAP Financial Measures

Pluralsight has provided financial information in this report that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Pluralsight is presenting preliminary estimated ranges of results for the non-GAAP financial measures of adjusted pro forma net loss, adjusted pro forma net loss per share, and free cash flow for the three months ended December 31, 2020 and the year ended December 31, 2020 because it believes that the use of these metrics is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Pluralsight’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical non-GAAP financial measures to their most directly comparable GAAP measures have been provided in the financial statement tables included in this report, and investors are encouraged to review these reconciliations.

Adjusted pro forma net loss and adjusted pro forma net loss per share. We define adjusted pro forma net loss as net loss attributable to Pluralsight, Inc. adjusted for the reallocation of loss attributable to non-controlling interests from the assumed exchange of LLC Units of Pluralsight Holdings for newly-issued shares of Class A common stock of Pluralsight, Inc. and further adjusted for equity-based compensation, amortization of acquired intangible assets, employer payroll taxes on employee stock transactions, amortization of debt discount and issuance costs, and, as applicable, other special items, including acquisition-related costs. We define adjusted pro forma net loss per share as adjusted pro forma net loss divided by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Units of Pluralsight Holdings for newly-issued shares of Class A common stock of Pluralsight, Inc.

Free cash flow. We define free cash flow as cash provided by (used in) operating activities less purchases of property and equipment and purchases of our content library.

The following table presents a reconciliation of net loss to adjusted pro forma net loss, for the three months and year ended December 31, 2020 and 2019, and is unaudited and has not been reviewed by our independent registered accounting firm (in millions, except per share amounts):

	Three Months Ended December 31,			Year Ended December 31,
	2020		2019	2020		2019
	High	Low		High	Low
Adjusted pro forma net loss per share
Numerator:
GAAP net loss attributable to shares of Class A common stock	$(35.5)	$(36.3)	$(32.0)	$(128.1)	$(128.9)	$(112.6)
Reallocation of net loss attributable to non-controlling interests from the assumed exchanged of LLC Units of Pluralsight Holdings for Class A common stock	(7.6)	(7.8)	(11.5)	(36.0)	(36.2)	(50.9)
Equity-based compensation	23.6	23.6	22.8	99.9	99.9	90.4
Amortization of acquired intangibles	2.1	2.1	1.4	6.3	6.3	4.5
Employer payroll taxes on employee stock transactions	0.5	0.5	0.3	3.4	3.4	3.4
Secondary offering costs	—	—	—	1.3	1.3	0.9
Acquisition-related costs	8.1	8.1	—	8.4	8.4	0.8
Amortization of debt discount and issuance costs	7.0	7.0	6.6	27.1	27.1	21.7
Loss on debt extinguishment	—	—	—	—	—	1.0

Adjusted pro forma net loss	$(1.8)	$(2.8)	$(12.4)	$(17.7)	$(18.7)	$(40.8)

Denominator:
Weighted-average shares of Class A common stock outstanding	120.1	120.1	102.7	111.8	111.8	94.5
Weighted-average LLC Units of Pluralsight Holdings that are convertible into Class A common stock	25.5	25.5	36.5	31.4	31.4	42.7

Adjusted pro forma weighted-average common shares outstanding, basic and diluted	145.6	145.6	139.2	143.2	143.2	137.2

GAAP net loss per share, basic and diluted	$(0.30)	$(0.30)	$(0.31)	$(1.15)	$(1.15)	$(1.19)

Adjusted pro forma net loss per share	$(0.01)	$(0.02)	$(0.09)	$(0.12)	$(0.13)	$(0.30)

The following table presents a reconciliation of net cash provided by (used in) operating activities to free cash flow, for the three months and year ended December 31, 2020 and 2019, and is unaudited and has not been reviewed by our independent registered accounting firm (in millions):

	Three Months Ended December 31,			Year Ended December 31,
	2020		2019	2020		2019
	High	Low		High	Low
Reconciliation of net cash provided by (used in) operating activities to free cash flow:
Net cash provided by (used in) operating activities	$2.4	$1.4	$(7.9)	$9.1	$8.1	$(11.7)
Less: Purchases of property and equipment(1)	(4.3)	(4.3)	(3.6)	(35.5)	(35.5)	(11.2)
Less: Purchases of content library	(2.2)	(2.2)	(1.5)	(7.8)	(7.8)	(5.3)

Free cash flow	$(4.1)	$(5.1)	$(13.0)	$(34.2)	$(35.2)	$(28.2)

(1)

Purchases of property and equipment includes cash paid for the construction of tenant improvements at our new headquarters in Utah of approximately $1.2 million and $24.0 million for the three months and year ended December 31, 2020, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pluralsight, Inc.

Date: February 1, 2021	/s/ James Budge
James Budge
Chief Financial Officer

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